EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited Third Quarter 2024 Financial and Operational Results

SALINAS, Calif., Nov. 14, 2024 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California cannabis company with advanced distribution and production capabilities including extraction, manufacturing, sales and brand management, and recently added retail dispensary management services, announces unaudited revenue and operating results for the third quarter of 2024 (ended September 30, 2024). All figures stated are in US Dollars.

Third Quarter Financial Highlights:

  Net revenue generated for the quarter ended September 30, 2024 decreased 48% to $3.2 million, as compared to $6.2 million for the third quarter last year. Net revenue decreased 8% from $3.5 million in the second quarter of 2024.
    CPG revenue decreased 26% for the quarter ended September 30, 2024 compared to the quarter ended September 30, 2023 and decreased 7% compared to the second quarter of 2024.
    Bulk Product revenue from self-grown wholesale products was $nil million for the quarter ended September 30, 2024 compared to $1.2 million for the quarter ended September 30, 2023, reflecting our exit from the cultivation facility in January 2024.
  Gross margin for the quarter ended September 30, 2024 was negative 29.0% representing a gross loss of $0.9 million, reflecting the sell through of higher cost inventory associated with the cultivation facility which adversely impacted cost of goods sold by $0.6 million in the third quarter. This compares sequentially to a gross margin of negative 15.7% representing a gross loss of $0.6 million for the quarter ended June 30, 2024.
  Operating loss for the quarter ended September 30, 2024 was $2.8 million, compared to operating loss of $2.9 million for the quarter ended September 30, 2023 and $2.2 million for the second quarter of 2024.
  Net loss was $3.6 million for the quarter ended September 30, 2024, compared to a net loss of $20.2 million for the quarter ended September 30, 2023, and a net loss of $0.8 million for the second quarter of 2024. In the current quarter a tax provision of $0.4 million was recognized related to the filing of the 2023 tax return while a $15.7 million charge was recorded in the third quarter ended September 30, 2023 related to the sale of the Lowell brands and other income of $2.3 million was recognized in the second quarter of 2024 related to the reversal of a rent accrual associated with the cultivation facility as a result of a judicial ruling.
  Adjusted EBITDA for the quarter ended September 30, 2024 was negative $2.1 million compared to adjusted EBITDA of negative $1.4 million for the quarter ended September 30, 2023 and adjusted EBITDA of negative $1.9 million for the second quarter of 2024. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information'' below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.

“We’re happy to share the progress Lowell Farms made towards expanding our footprint into the California retail market. This strategic move marks a new chapter for us, enabling us to further showcase the strength of our brand portfolio, now in our own retail spaces and deliver an enhanced customer experience,” said Co-Founder and Chief Executive Officer Mark Ainsworth. “As we focus on strategic, selective growth, we’re confident that this expansion will solidify Lowell’s position in the market, bringing us closer to our vision for sustainable and meaningful growth.”

Subsequent events to the third quarter ended September 30, 2024:

  Lowell Farms Announces Management Services Agreements and Option to Purchase Two Southern California-Based Cannabis Retail Locations
    https://ir.lowellfarms.com/news-events/press-releases/detail/127/lowell-farms-announces-management-services-agreements-and

Operational Highlights and Ongoing Initiatives:

  Lowell Farm Services
    Lowell Farms processing facility in Salinas Valley.
      We realized no Lowell Farm Services revenue during Q3, similar to Q2, which compares to $0.5 million in the prior year.
      This decrease throughout the year was due to the company's exit from the cultivation in the first quarter of 2024.
      Cashflow was negatively impacted by $0.7 million in Q3 associated with the unused processing facility.
  California Market Trends
    Owned and Portfolio Brands
      Sales of owned brands generated revenue of $2.2 million in the third quarter of 2024, compared to approximately $2.6 million for the second quarter of 2024.
        Contributing factors include significant decrease in California market purchasing trends, delayed product rollouts and promotional activities.
        Lowell Herb Co.
          The Lowell Herb Co. branded 35's product line generated $686k in the third quarter 2024, compared to $682k in the second quarter 2024.
          The Infused 35’s products showed a decline, quarter over quarter, from approximately $147k in the second quarter of 2024 to $134k in the third quarter of 2024.
      Third-Party Brands
        The Company re-engaged the third-party brand model strategy and pursued like-minded brands to increase revenues and maximize operational efficiency.
          Sales of third-party brands generated revenue of approximately $827k for the third quarter of 2024 compared to $778k in the second quarter of 2024.
          In the third quarter of 2024, Lowell brought on three additional third-party brands to continue to round the portfolio offerings to retail partners and consumers.

Q3 2024 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. EDT on Thursday, November 14, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-800-245-3047
International:	1-203-518-9765
Webcast:	Link here

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting the supply chain, including extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms has an exclusive portfolio of award-winning brands, including Lowell Herb Co, House Weed, Moon, Cypress Cannabis, and Original Pot Co. for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

A reconciliation of this measure to Net Loss is provided below.

LOWELL FARMS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$320	$2,311
Accounts receivable - net of allowance for doubtful accounts of $1,050 and $959 at September 30, 2024 and December 31, 2023, respectively.	2,256	2,620
Inventory	1,935	4,760
Prepaid expenses and other current assets	1,128	2,397
Total current assets	5,639	12,088
Property and equipment, net	2,890	4,099
Right of use assets, net	17,188	18,327
Other intangibles, net	2,256	2,544
Other assets	465	555

Total assets	$28,438	$37,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,647	$4,314
Accrued payroll and benefits	301	363
Notes payable, current portion	-	3
Lease obligation, current portion	1,780	1,990
Other current liabilities	2,838	1,943
Total current liabilities	7,566	8,613
Lease obligation	16,667	17,522
Total liabilities	24,293	26,135
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Share capital	192,488	192,445
Accumulated deficit	(188,283)	(180,967)
Total stockholders’ equity	4,205	11,478

Total liabilities and stockholders’ equity	$28,438	$37,613

LOWELL FARMS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (unaudited) (in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Net revenue	$3,244	$6,212	$11,656	$20,770
Cost of goods sold	4,184	6,656	13,977	21,423

Gross profit (loss)	(940)	(444)	(2,321)	(653)

Operating expenses
General and administrative	1,440	1,865	4,081	5,150
Sales and marketing	236	456	1,096	1,827
Depreciation and amortization	160	102	355	317
Total operating expenses	1,836	2,423	5,532	7,294

Loss from operations	(2,776)	(2,867)	(7,853)	(7,947)

Other income (expense)
Other income	(448)	(1,916)	957	1,889
Impairment expense	-	(13,793)	-	(13,793)
Unrealized change in fair value of investment	-	-	-	(28)
Interest expense	(2)	(1,594)	(17)	(4,404)
Total other income (expense)	(450)	(17,303)	940	(16,336)

Loss before provision for income taxes	(3,226)	(20,170)	(6,913)	(24,283)
Provision for income taxes	403	-	403	-
Net loss	$(3,629)	$(20,170)	$(7,316)	$(24,283)

Net loss per share:
Basic	$(0.19)	$(1.66)	$(0.38)	$(1.99)
Diluted	$(0.19)	$(1.66)	$(0.38)	$(1.99)
Weighted average shares outstanding:
Basic	19,031	12,177	19,031	12,177
Diluted	19,031	12,177	19,031	12,177

LOWELL FARMS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)

	Nine Months Ended
	September 30,	September 30,
	2024	2023
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(7,316)	$(24,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,274	4,151
Amortization of debt issuance costs	-	712
Share-based compensation expense	43	193
Provision for doubtful accounts	807	328
Gain on sale leaseback	-	(3,004)
Gain on lease settlement	-	(880)
Gain on sale of asset	(185)	-
Unrealized loss on change in fair value of investments	-	28
Impairment expense	-	13,793
Reversal of cultivation lease accrual	(2,332)	-
Changes in operating assets and liabilities:
Accounts receivable	(443)	1,201
Inventory	2,825	1,944
Prepaid expenses and other current assets	1,221	119
Other assets	90	(387)
Accounts payable and accrued expenses	1,498	3,190
Operating lease payments	(955)	-
Net cash used in operating activities	$(2,473)	$(2,895)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	-	(58)
Proceeds from asset sale	595	-
Net provided by (cash used) in investing activities	$595	$(58)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale leaseback	-	8,991
Principal payments on lease obligations	(110)	(1,551)
Payments on notes payable	(3)	(87)
Net cash provided by (used in) financing activities	$(113)	$7,353

Change in cash and cash equivalents	(1,991)	4,400
Cash and cash equivalents-beginning of year	2,311	1,098
Cash and cash equivalents -end of period	$320	$5,498

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$17	$2,780

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$-	$26